Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2026 Equity Incentive Plan of Pershing Square Inc. of our report dated March 9, 2026, with respect to the consolidated financial statements of Pershing Square Holdco, L.P. included in Amendment No. 3 to the Registration Statement on Form S-1 (Form S-1 No. 333-294165) and related Prospectus of Pershing Square Holdco, L.P. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
April 28, 2026